Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Smurfit-Stone Container Corporation Equity Incentive Plan of Smurfit-Stone Container Corporation of our reports dated March 2, 2010, with respect to the consolidated financial statements and schedule of Smurfit-Stone Container Enterprises, Inc. and the effectiveness of internal control over financial reporting of Smurfit-Stone Container Enterprises, Inc.  included in its Annual Report (Form 10-K) for the year ended December 31, 2009 and filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

June 30, 2010

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Smurfit-Stone Container Corporation Equity Incentive Plan of Smurfit-Stone Container Corporation of our reports dated March 2, 2010, with respect to the consolidated financial statements and schedule of Smurfit-Stone Container Corporation and the effectiveness of internal control over financial reporting of Smurfit-Stone Container Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2009 and filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

June 30, 2010